ARTICLES OF INCORPORATION

                                       OF

                            CORONADO INDUSTRIES INC.

         I.       The name of this corporation is CORONADO INDUSTRIES INC.

         II. The Resident Agent of this corporation for the transaction of business, until changed according to law, shall be the following address:

                            NEVADA BUSINESS SERVICES
                            675 Fairview Drive, #246
                             Carson City, NV 89701

         III.     This   corporation  may  engage  in  any  lawful  activity  or
activities in Nevada and throughout the world.

         IV. The total authorized capital stock of this corporation is TWENTY MILLION (20,000,000) Common Shares, each share having $.001 par value and THREE MILLION (3,000,000) Preferred Shares having $.0001 par value. All of the voting power of the capital stock of this corporation shall reside in the Common Stock. No capital stock of this corporation shall be subject to assessment and no holder of any share or shares shall have preemptive rights to subscribe to any or all issues of shares of other securities of this corporation.

         V.       The Directors,  Officers and  Stockholders of this corporation are indemnified from any personal liability for damaged including costs of developing records, investigator fees and attorney fees, if any, for breach of fiduciary duty or civil suit as a Director or Officer, but does not eliminate or limit the liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of NRS 78.300.
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         VI.      The members of the governing Board of this  corporation  shall be styled Directors, and they shall be one in number until changed either by (1) an amendment to the Articles of Incorporation of this corporation, or (2) the adoption of By-Laws and from time to time amendments thereto increasing or decreasing the number of directors, but in no case shall the number of directors be smaller than three or the number of stockholders, whichever shall be the least. The name and address of the person who is appointed to act as the first director of this corporation is as follows:

                                  Edward Barth
                          4264 Strausser Street, N.W.
                             North Canton, OH 44720

         VII.     This corporation is to have perpetual existence.

         VIII. The name and address of the first incorporator of this corporation is as follows:

                                Mary Ann Dickens
                            675 Fairview Drive, #246
                             Carson City, NV 89701

         The powers of the incorporator are to terminate upon filing of these Articles of Incorporation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of CORONADO INDUSTRIES INC. On the 5th day of September, 1996.

                                        /s/ Mary Ann Dickens
                                            ------------------------------------

                                            Incorporator
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STATE OF NEVADA     )
                    )  ss.
CARSON CITY         )

         On this 5th day of September, 1996, before me, Frances C. Palmer, a Notary Public in and for said County and State, personally appeared Mary Ann Dickens, known to me to be the person whose name is subscribed to the foregoing instrument, and who duly acknowledged to me that she executed the same for the purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State, the day and year in this Certificate first above written.



                                        /s/ Frances C. Palmer
                                            ------------------------------------
                                                       NOTARY PUBLIC

                                              -------------------------------
                                                     FRANCES C. PALMER
                                                   NOTARY PUBLIC - NEVADA
                                               Appt. Recorded in CARSON CITY
                                                My Appt. Exp. Feb. 26, 2000
                                              -------------------------------